THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

RADIAL ENERGY INC.

SECURED CONVERTIBLE PROMISSORY NOTE

$1,200,000	June 11, 2007

Houston, Texas

FOR VALUE RECEIVED, Radial Energy Inc., a Nevada corporation (the “Company”), promises to pay to Coach Capital LLC (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of One Million Two Hundred Thousand Dollars ($1,200,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance as set forth in Section 2 herein. All unpaid principal, and any then unpaid and accrued interest, shall be due and payable on the dates and in the amounts set forth below. This Note is issued pursuant to the Note Purchase Agreement dated June 11, 2007 (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Investor and replaces the two notes previously issued to Investor in the aggregate principal amount of $1,200,000 pursuant to the Prior Loan Agreement (as defined in the Note Purchase Agreement).

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.  Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)   the “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b)  “Event of Default” has the meaning given in Section 4 hereof.

(c)  “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

(d)  “Note Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(e)  “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the Note Purchase Agreement including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(f)  “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(g)  “Securities Act” shall mean the Securities Act of 1933, as amended.

(h)  “Transaction Documents” shall mean Note Purchase Agreement and any notes issued pursuant thereto, including this Note.

2.  Payment of Principal and Interest.

(a)  The principal amount of this Note shall be payable in twenty-eight (28) consecutive monthly payments, and each of the first 27 payments shall be in the amount of Forty-Two Thousand Five Hundred Dollars ($42,500) and the last payment, the 28th payment, shall be in the amount of Fifty-Two Thousand Five Hundred Dollars ($52,500). Each payment shall be payable on the last business day of each month commencing on September, 2007 and continuing until the time all outstanding principal and accrued and unpaid interest have been paid in full (the “Maturity Date”). Notwithstanding the foregoing, the principal balance outstanding under this Note, together with accrued and unpaid interest thereon, shall be payable on demand by Investor at any time on or after the closing of a financing by the Company of a minimum of $6,000,000 after the date of this Note. Upon such demand by Investor, the Company shall have 15 business days to pay the outstanding balance under the Note, and if such payment is not timely made, the Company shall pay Investor liquidated damages equal to 25% of the Purchase Price (as defined in the Note Purchase Agreement).

(b)  Interest on this Note shall accrue at a rate equal to 2.00% per month, computed on the basis of the actual number of days elapsed, and payable monthly on the last business day of each month commencing on June, 2007 until the principal balance outstanding under this Note is paid off or the obligations thereof otherwise terminated.

3.  Prepayment. The Company may prepay this Note in whole or in part without penalty.

4.  Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)  Failure to Pay. The Company shall fail to pay when due any principal or interest payment on the due dates set forth in Section 2 above; or

(b)  Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

(c)  Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

5.  Rights of Investor upon Default. Upon the occurrence of an Event of Default described in Section 4(a) above, then a default fee equal to 1.0% of the then outstanding principal balance shall be accrued to the outstanding principal amount. This default fee shall accrue monthly until such Event of Default is cured by the Company or otherwise waived by Investor. Upon the occurrence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6.  Conversion.

(a)  Optional Conversion All or a portion of the outstanding principal amount of this Note shall be convertible at the option of the Investor into that number of shares of the Company’s Common Stock as is determined by dividing such principal amount by the lower of (i) $1.0536 per share or (ii) 90% of the lowest daily weighted average price during the fifteen (15) trading days immediately prior to the conversion date. The conversion price shall be adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations. Before Investor shall be entitled to convert this Note into shares of Common Stock under this Section 6(a), the Company shall have paid off all of its obligations under the convertible debentures issued to Cornell Capital Partners, and Investor shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section, and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to Investor a certificate or certificates for the number of shares of Common Stock to which Investor shall be entitled upon conversion (bearing such legends as are required by the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company, together with a replacement Note if any principal amount is not converted. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record Investor or Investors of such shares of Common Stock as of such date.

(b)  Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 6(b), the Company shall be forever released from all its obligations and liabilities under this Note

7.  Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

8.  Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and Investor.

9.  Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

10.  Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor.

11.  Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

12.  Security Interest. The payment, performance and satisfaction of the Company’s obligations under this Note are secured by all of the Company’s interest in the Huaya Anticline Project, located in Block 100, Loreto Department, Peru, pursuant to the Joint Operating Agreement dated May 11, 2006 by and among Compania Consultora de Petroleo, Ziegler-Peru, Inc., and the Company. Upon the occurrence of an Event of Default, the Company agrees that all of the revenue it receives from the Huaya Anticline Project shall be forwarded to Investor until the Event of Default is cured. The security interest shall be without prejudice to the provisions of the Joint Operating Agreement and subordinated to the rights of the other parties to the Joint Operating Agreement.

13.  Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14.  Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

15.  Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

RADIAL ENERGY INC. a Nevada corporation By: /s/ G. Leigh Lyons Name: G. Leigh Lyons Title: President, CEO and CFO